SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On December 28, 2014, Selectica, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) between the Company and Wells Fargo Bank, N.A., as Rights Agent (“Wells Fargo”), to the Amended and Restated Rights Agreement dated January 2, 2009, as amended, (the “Rights Agreement”), between the Company and the Rights Agent. The Amendment, which is effective as of December 28, 2014, extends the term of the Rights Plan to December 28, 2017.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.5 and incorporated herein by reference, the full text of the Amended and Restated Rights Agreement, which was attached as Exhibit 4.1 to the Form 8-K filed by the Company on January 5, 2009 and incorporated herein by reference, the full text of the Amendment to Amended and Restated Rights Agreement, which was attached as Exhibit 4.2 to the Form 8-K filed by the Company on January 28, 2009 and incorporated herein by reference, the full text of Amendment 2 to Amended and Restated Rights Agreement, which was attached as Exhibit 4.3 to the Form 8-K filed by the Company on April 29, 2009 and incorporated herein by reference, and the full text of Amendment No. 3 to Amended and Restated Rights Agreement, which was attached as Exhibit 4.4 to the Form 8-K filed by the Company on December 29, 2011 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description

Exhibit 4.5

Amendment No. 4, between Selectica, Inc., and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement dated January 2, 2009, as amended, between Selectica, Inc., and the Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2014

SELECTICA, INC.

By:	/s/ Todd Spartz
Name: Todd Spartz
Title: Chief Financial Officer